Exhibit 99.1

Talking Points

As of 7/13 4 am

GLT discussions with employees (General)

•	We’re a financially strong company made up of great people, differentiated global assets and tremendous opportunities for growth. That makes us naturally attractive to investors.

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A consortium of investors (Apax Partners, Canada Pension Plan Investment Board and the Public Sector Pension Investment Board) approached our board of directors with a formal offer. After a thorough evaluation, the board concluded that this transaction would deliver exceptional value to our shareholders.

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If finalized, this agreement would bring together KCI’s clinical expertise, commercial capabilities and global reach with a seasoned group of investors that has expertise in global markets and a proven track record in healthcare sector investments.

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This offer recognizes the value of our products and services, our consistently strong balance sheet, the hard work of our people, and the ingenuity and innovation that we’ve brought to customers and patients. This is also an acknowledgment of our potential to reach more patients around the world.

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While our capital structure may change, how we think about the business — our strategy, delivering solutions to our customers – remains our top focus. Patients will always be our top priority. That doesn’t change and we should continue to execute on our strategy.

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We’ve been both public and private before and that has enabled us to deliver innovative products and therapies and great value for our customers. While public, we acquired LifeCell. When we were last a privately held company we accelerated V.A.C. Therapy from humble beginnings to one of the most successful medical devices ever created.

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Although the agreement has been announced, this is just the first step in a process and the transaction has not yet closed. There is now a customary 40-day ‘go-shop period’ in which other interested parties could make a superior offer and our board and shareholders would be obligated to consider that offer, as well. If there is no superior offer, and shareholders approve the merger, the transaction would close by the fourth quarter of this year.

•	The potential for this transaction to be completed does not prevent us from executing on our strategy. We should stay focused on meeting our business objectives.

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We understand that during this transition there may be feelings of uncertainty and questions will come up. In these types of transactions, everything does not happen at one time – they come incrementally. We promise to share as much information as we can throughout this process.

Business Unit leadership discussions with sales representatives

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Because you are such a large and important group, and so spread out around the company, we want to make sure you understand what is going on, what it means to you, and why you should keep focus on taking care of your customers.

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A consortium of investors (Apax Partners, Canada Pension Plan Investment Board and the Public Sector Pension Investment Board) approached our board of directors with a formal offer. After a thorough evaluation, the board concluded that this transaction would deliver exceptional value to our shareholders.

•	This is an opportunity to take a great company and make it even greater by building on our record of ingenuity and innovation.

•

We’ve been both public and private before and that has enabled us to deliver innovative products and therapies and great value for our customers. While public, we acquired LifeCell. When we were last a privately held company we accelerated V.A.C. Therapy from humble beginnings to one of the most successful medical devices ever created.

•

While our capital structure may change, how we think about the business – our strategy, delivering solutions to our customers – remains our top focus. Patients will always be our top priority. That doesn’t change and we should continue to execute on our strategy.

•

This is the first step in a process. There is now a customary 40-day ‘go-shop period’ in which other interested parties could make a superior offer and our board and shareholders would be obligated to consider that offer, as well. If there is no superior offer, and shareholders approve the merger, the transaction would close by the fourth quarter of this year.

•	The potential for this transaction to be completed does not prevent us from executing on our strategy. We should stay focused on meeting our business objectives.

•

We know that you will get lots of questions because you are on the frontline talking to our customers. We want to get feedback on what you hear so we can address customer issues as quickly and clearly as possible.

•	Stay focused on your customers and we will stay focused on you. We will make it priority-one to address your questions.

Sales representatives’ response to frontline customers’ inquiries

•	Our board of directors was approached by a consortium of investors with a formal offer and carefully evaluated it.

•	Nothing is complete yet – we are in the first phase of a process that will take several months to complete.

•	This does not change the way we do business or our commitment to customer service.

•	This is an opportunity to accelerate our strategy, take bolder steps in the marketplace, and serve you with even greater innovation and responsiveness.

Sales leadership discussions with large customers

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Our board of directors was approached by a consortium of investors with a formal offer to take the company private. We’ve been both public and private before and that has enabled us to deliver innovative products and therapies and great value for our customers.

•	While we were public, we acquired LifeCell. When we were last a privately held company we accelerated V.A.C. Therapy from humble beginnings to one of the most successful medical devices ever created.

•	This doesn’t change the dynamics of our relationship and how we work with you. The operations of our company remain focused on supporting you.

•	Because you are so important to us, we put a premium on talking to you as often as possible as we go through this process.

Advantage Center response to callers

•	We’re here for you today, just as we’ll be here for you tomorrow.

•	This transaction doesn’t change the dynamics of our relationship and how we work with you. We remain focused on supporting you.

•	I would be happy to refer you to (see below) if you have other questions regarding this announcement.

(Note: It is very important that any external inquiries be directed to the appropriate KCI representatives. Please remember that employees are not authorized to respond to external questions on their own. Inquiries should be directed to the below contacts:

Media: Kevin Belgrade (210) 216-1236/ kevin.belgrade@kci1.com and Joe Izbrand

(210) 255-6251 / joe.izbrand@kci1.com

Investors: Todd Wyatt (210) 255-6157 / todd.wyatt@kci1.com

Transaction/Business Development: Adam Rodriguez (210) 255-6197 / adam.rodriguez@kci1.com

Additional Information about the Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Kinetic Concepts, Inc. (“KCI”) by a consortium comprised of funds advised by Apax Partners, L.P. and Apax Partners LLP, together with controlled affiliates of Canada Pension Plan Investment Board and the Public Sector Pension Investment Board. KCI plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF KCI ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The definitive proxy statement will be mailed to shareholders of KCI. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by KCI with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and KCI’s other filings with the SEC may also be obtained from KCI by directing a request to Kinetic Concepts, Inc., Attention: Investor Relations, 8023 Vantage Drive, San Antonio, TX 78230-4726, or by calling 210-255-6157

KCI and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from KCI’s shareholders in favor of the proposed acquisition. Information regarding KCI’s directors and executive officers is available in its 2010 Annual Report on Form 10-K filed with the SEC on March 1, 2011, and definitive proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on April 15, 2011. Shareholders may obtain additional information regarding the interests of KCI and its directors and executive officers in the proposed acquisition, which may be different than those of KCI’s shareholders generally, by reading the proxy statement and other relevant documents filed with the SEC when they become available.